UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 6, 2003
                                                           -------------

                                  VOXWARE, INC.
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               (Exact Name of Registrant as Specified in Charter)


     Delaware                        0-21403                    36-3934824
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


168 Franklin Corner Road, Lawrenceville, New Jersey                   08648
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(Address of Principal Executive Offices)                           (Zip Code)



                                 (609) 514-4100
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                 (Registrant's telephone number, including area
                                      code)



          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events and Required FD Disclosure.

     On March 6, 2003, Voxware, Inc. (the "Company") announced that it had signed a Letter Agreement with Castle Creek Technology Partners LLC ("Castle Creek") confirming certain agreements.

     The Company and Castle Creek agreed to amend Section 4.7 of the Exchange Agreement dated as of August 29, 2001, to limit conversions of the Company's Series B Convertible Preferred Stock so that the number of shares of Common Stock issued upon such conversions does not exceed 9,000,000 shares.

     The Company and Castle Creek further agreed that the maturity date of the Series B Convertible Preferred Stock shall be extended through and until April 15, 2003.

     The Company and Castle Creek further agreed, subject to court approval, that the civil action filed by Castle Creek against the Company in the United States District for the District of Delaware with respect to the failure to redeem the Series B Convertible Preferred Stock shall be stayed for a period through April 15, 2003.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

          10.1 Letter Agreement dated as of March 6, 2003, between Voxware, Inc. and Castle Creek Technology Partners LLC.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Voxware, Inc.



                                  By: /s/ Nicholas Narlis
                                     ----------------------------------------
                                     Nicholas Narlis
                                     Senior Vice President, Chief Financial
                                     Officer, Secretary and Treasurer
                                     (Principal Financial Officer)


Date:  March 7, 2003